EXHIBIT 99

SP Plus Corporation Announces New $60 Million Share Repurchase Authorization

CHICAGO, Feb. 16, 2023 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America and Europe, today announced its Board has approved a new repurchase authorization of $60 million for open market share repurchases.

Marc Baumann, Chairman and Chief Executive Officer, commented, “We are pleased to announce this repurchase authorization, which highlights the confidence of our board of directors in our growth prospects and strategy. Given the strong free cash flow inherent in our business model and our solid financial position, we have the flexibility to efficiently execute on our capital allocation strategy, which includes reinvesting in the business, debt reduction, acquisitions and share repurchases.”

The Company’s stock purchase program does not obligate the Company to acquire any particular dollar amount or number of shares or to acquire shares on any particular timetable, and the programs may be suspended at any time at the Company’s discretion. The Company will make any repurchases of shares under the programs on the open market, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions, applicable legal and regulatory requirements and other relevant factors.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America and Europe. For more information visit www.spplus.com.

You should not construe the information on the website to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s share repurchase programs, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "plan," "guidance," "will," “are to be” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements (including the generation of free cash flow that may be used for stock repurchases) could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts: Connie Jin SVP, Corporate Development (312) 274-2105 cjin@spplus.com	ADVISIRY PARTNERS Vicky Nakhla 212-750-5800 vicky.nakhla@advisiry.com